Exhibit 10(a)

                            SPECIAL ADVANCE AGREEMENT

         This Special Advance Agreement is made this 28th day of June, 2000, by and between MERCANTILE BANK MIDWEST ("Bank"), TOP AIR MANUFACTURING, INC., an Iowa corporation ("Top Air"), PARKER INDUSTRIES, INC., an Iowa corporation ("Parker"), and PARKER ACQUISITION SUB, INC., an Iowa corporation ("Parker Sub").

RECITALS

         WHEREAS, Top Air and Bank entered into a November 2, 1998, Loan Agreement, which was modified by a March 4, 1999, Modification Agreement, further modified by an Agreement dated January 28, 2000, and further modified by an Agreement dated April 18, 2000 (collectively, the "Loan Agreement"); and

         WHEREAS, Top Air borrowed money pursuant to said Loan Agreement evidenced by promissory note No. 254839 dated March 4, 1999, as extended by a written Loan Extension Agreement dated November 10, 1999, (collectively, the "Note"), which Note was extended and replaced by an Overadvance Line of Credit Promissory Note and a Line of Credit Promissory Note, (collectively, the "New Notes") pursuant to the January 28, 2000 Agreement, term note No. 211094 and term note No. 300822 (collectively, the "Term Notes"); and

         WHEREAS, the Note, New Notes and Term Notes continue to be secured by certain assets of Top Air and certain assets of Top Air's subsidiaries, Parker and Parker Sub, all as provided under the Loan Agreement, Note, New Notes and Term Notes; and

         WHEREAS, Bank and Top Air have agreed, notwithstanding the limitations otherwise contained in the Loan Agreement, Note, New Notes and Term Notes, that Bank will make a special advance to Top Air under the Line of Credit Promissory Note on the terms and conditions of this Agreement as hereinafter set forth;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Contemporaneously with the execution of this Agreement, Bank shall make a one-time special advance to Top Air on the Line of Credit Promissory Note in the principal amount of $200,000.00. Top Air acknowledges and agrees that Bank has no obligation to make such an advance under the terms of the Loan Agreement, Note, New Notes and Term Notes, and that the special advance made by Bank pursuant to this Agreement is a one-time special exception to the existing terms and conditions of the Loan Agreement, Note, New Notes and Term Notes.

         2. The one-time special advance made by Bank under this Agreement shall be secured by the same property, and receive the same treatment as all other advances under the Line of Credit Promissory Note, except that interest shall accrue on the one-time special advance at a variable rate equal to the Bank Prime Rate plus 4%, and the entire one-time special advance, and all accrued interest thereon, shall be due and payable in full on July 10, 2000. Top Air acknowledges and agrees that it will repay the one-time special advance from additional capital contributions, and not from any other property securing its obligations to Bank.

         3. In consideration of the special advance, Top Air shall pay Bank with the execution of this Agreement an origination fee of $1,184.00.

         4. To induce Bank to enter this Agreement, Top Air:

         a. Warrants that it has no existing defenses or right of offset against the Note, New Notes, Terms Notes, Loan Agreement or any other document executed in connection therewith:

         b. Reaffirms all of its obligations under the Loan Agreement, Note, New Notes, Term Notes and any other documents executed in connection therewith;

         c. Warrants that since the Note, New Notes, Term Notes and Loan Agreement were signed by Top Air, the ownership of the property securing the Note, New Notes and Term Notes has not been altered nor has any lien or claim been filed or threatened to be filed against the property securing Top Air's obligations to Bank;

         d. For itself, its successors and assigns, hereby irrevocably and unconditionally releases and forever discharges Bank, its employees, officers, attorneys, representatives and assigns from any and all claims and defenses with respect to the Note, New Notes, Term Notes, Loan Agreement and any other documents executed in connection therewith that have been or could be asserted against Bank as of the date of this Agreement.

         5. Each party is executing this Agreement solely in reliance upon their own knowledge, belief and judgment and not upon the representations made by any other party or others on their behalf.

         6. This Agreement shall be binding upon and inure to the benefit of and
shall  be  enforceable  by  the  parties  hereto,   their  respective   personal
representatives, heirs, administrators, successors and assigns.

         7. Except as modified by this Agreement, all of the terms and conditions of the Note, New Notes, Term Notes and Loan Agreement remain unchanged and in full force and effect.

         8. No delay or failure by Bank to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided by Bank.

         9. No further modifications of any kind, whether oral or written, shall be made or accepted with respect to any of Top Air's obligations to the Bank, except as may be agreed to and confirmed in writing between the parties' attorneys.

         10. Top Air acknowledges receiving a copy of this Agreement.

                         IMPORTANT: READ BEFORE SIGNING.

         THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.



TOP AIR MANUFACTURING, INC.                MERCANTILE BANK MIDWEST


By:  /s/ Steven R. Lind                    By:  /s/ Daniel W. Hawks
   ---------------------------------            --------------------------------
    Steven R. Lind                              Daniel W. Hawks
    President and Chief Executive               Vice President
    Officer

PARKER INDUSTRIES, INC.


By:  /s/ Steven R. Lind
    --------------------------------
     Steven R. Lind
     President

PARKER ACQUISITION SUB, INC.


By:  /s/ Steven R. Lind
    --------------------------------
     Steven R. Lind
     President